CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment No. 76 to the Registration Statement Form N-1A, No. 2-52242 of Touchstone Investment Trust and to the use of our report dated November 17, 2000, included therein.


                                   /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

Cincinnati, Ohio
February 26, 2001